Exhibit 99.1

VBI Vaccines to Present Updates on Multiple Programs at

the World Vaccine Congress

CAMBRIDGE, MA (April 5, 2017) – VBI Vaccines Inc. (Nasdaq: VBIV) (TSX: VBV) (“VBI”) is scheduled to present updates on two of its programs at the World Vaccine Congress on Tuesday, April 11, 2017 at 3:40 PM ET and 4:40 PM ET. The event is being held at the Grand Hyatt in Washington, D.C.

VBI-1901: Harnessing Foreign Viral CMV Antigens to Re-Stimulate Anti-Tumor Immunity

Tuesday, April 11 - 3:40 PM ET

During the Cancer & Immunotherapy Sub-Conference, David E. Anderson, Ph.D., VBI’s Chief Scientific Officer, will provide an overview of VBI’s use of its eVLP Platform directed against cytomegalovirus (“CMV”) to target solid tumors that express CMV antigens. Dr. Anderson will present new preclinical biodistribution and immunogenicity data that supports Phase I/IIa development plans for VBI’s therapeutic vaccine candidate to treat glioblastoma multiforme (“GBM”), one of the most common and aggressive forms of brain cancer.

Sci-B-Vac™: Hepatitis B Vaccine Phase III Program Update

Tuesday, April 11 - 4:40 PM ET

Francisco Diaz-Mitoma, M.D., Ph.D., VBI’s Chief Medical Officer, will present clinical data on Sci-B-Vac™, VBI’s third-generation hepatitis B vaccine. This data supports VBI’s proposed global Phase III clinical program, for which the company is seeking evaluation and approval from the U.S. Food and Drug Administration (“FDA”), Health Canada and the European Medical Agency (“EMA”).

Now in its 17th year, the World Vaccine Congress is a well-established global vaccine event attended by international industry leaders, including leading research institutions, government regulators, and life sciences companies.

Dr. Anderson’s and Dr. Diaz-Mitoma’s presentations will be available on VBI’s website, www.vbivaccines.com, following the event.

Event Details

●	Event: The World Vaccine Congress 2017
●	Date: Tuesday, April 11, 2017
●	Time: 3:40 PM ET and 4:40 PM ET
●	Location: The Grand Hyatt in Washington, D.C.
●	Event Website: http://www.terrapinn.com/conference/world-vaccine-congress-washington/index.stm

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About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (“CMV”) and glioblastoma multiforme (“GBM”). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

News and Insights: http://www.vbivaccines.com/wire/

Investors: http://www.vbivaccines.com/investors/

VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031

Email: info@vbivaccines.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Email: ir@vbivaccines.com

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “scheduled,” “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statement.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in applicable laws, rules and regulations.

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Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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